UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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XOOM CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Xoom Corporation

100 Bush Street, Suite 300

San Francisco, CA 94104

April 16, 2014

Dear Xoom Stockholder:

I am pleased to invite you to attend the 2014 Annual Meeting of Stockholders (the “Annual Meeting”) of Xoom Corporation (“Xoom”) to be held on May 29, 2014 at 2:00 p.m. Pacific Time at The City Club of San Francisco, 155 Sansome Street, 9th Floor, San Francisco, CA 94104.

Details regarding the meeting and the business to be conducted are more fully described in the accompanying Notice of 2014 Annual Meeting of Stockholders and Proxy Statement.

Thank you for your ongoing support of and continued interest in Xoom. We look forward to seeing you at our Annual Meeting.

Sincerely,

John Kunze
President and Chief Executive Officer

YOUR VOTE IS IMPORTANT

On or about April 16, 2014, we expect to mail to our stockholders a Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access our proxy statement for our 2014 Annual Meeting of Stockholders (the “Proxy Statement”) and our 2013 Annual Report on Form 10-K (“2013 Annual Report”). The Notice provides instructions on how to vote online or by telephone and includes instructions on how to receive a paper copy of proxy materials by mail. This Proxy Statement and our 2013 Annual Report can be accessed directly at the Internet address www.proxyvote.com using the control number located on your proxy card.

In order to ensure your representation at the meeting, whether or not you plan to attend the meeting, please vote your shares as promptly as possible. Your participation will help to ensure the presence of a quorum at the meeting and save Xoom the extra expense associated with additional solicitation. If you hold your shares through a broker, your broker is not permitted to vote on your behalf in the election of directors unless you provide specific instructions to the broker by completing and returning any voting instruction form that the broker provides (or following any instructions that allow you to vote your broker-held shares via telephone or the Internet). For your vote to be counted, you will need to communicate your voting decision before the date of the Annual Meeting. Voting your shares in advance will not prevent you from attending the Annual Meeting, revoking your earlier submitted proxy or voting your stock in person.

XOOM CORPORATION

100 Bush Street, Suite 300

San Francisco, CA 94104

NOTICE OF 2014 ANNUAL MEETING OF STOCKHOLDERS

Notice is hereby given that Xoom Corporation will hold its 2014 Annual Meeting of Stockholders (the “Annual Meeting”) on May 29, 2014 at 2:00 p.m. Pacific Time at The City Club of San Francisco, 155 Sansome Street, 9th Floor, San Francisco, CA 94104 for the following purposes:

•	To elect three Class I directors, Messrs. Roelof Frederik Botha, John Kunze and Keith Rabois to hold office until the 2017 annual meeting of stockholders or until their successors are duly elected and qualified, subject to their earlier resignation or removal;

•	To ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2014; and

•	To transact any other business that properly comes before the Annual Meeting (including adjournments, continuations and postponements thereof).

On or about April 16, 2014, we expect to mail to our stockholders a Notice of Internet Availability of Proxy Materials (the “Notice”), containing instructions on how to access our proxy statement for our 2014 Annual Meeting of Stockholders (the “Proxy Statement”) and our 2013 Annual Report on Form 10-K (“2013 Annual Report”). The Notice provides instructions on how to vote online or by telephone and includes instructions on how to receive a paper copy of proxy materials by mail. This Proxy Statement and our 2013 Annual Report can be accessed directly at the Internet address www.proxyvote.com using the control number located on your proxy card.

Only stockholders of record at the close of business on April 4, 2014 (the “Record Date”) are entitled to notice of and to vote at the Annual Meeting as set forth in the Proxy Statement. If you plan to attend the Annual Meeting in person, you should be prepared to present photo identification such as a valid driver’s license and verification of stock ownership for admittance. You are entitled to attend the Annual Meeting only if you were a stockholder as of the close of business on April 4, 2014 or hold a valid proxy for the Annual Meeting. If you are a stockholder of record, your ownership as of the Record Date will be verified prior to admittance into the meeting. If you are not a stockholder of record but hold shares through a broker, trustee or nominee, you must provide proof of beneficial ownership as of the Record Date, such as an account statement or similar evidence of ownership. Please allow ample time for the admittance process.

If you have any questions regarding this information or the proxy materials, please contact our investor relations department at http://ir.xoom.com/contactus.cfm.

By Order of the Board of Directors,

John Kunze
President and Chief Executive Officer

San Francisco, California
April 16, 2014

XOOM CORPORATION

2014 ANNUAL MEETING OF STOCKHOLDERS

PROXY STATEMENT

XOOM CORPORATION

100 Bush Street, Suite 300

San Francisco, CA 94104

PROXY STATEMENT

FOR THE 2014 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD MAY 29, 2014

GENERAL INFORMATION

Our Board of Directors (the “Board”) solicits your proxy on our behalf for the 2014 Annual Meeting of Stockholders (the “Annual Meeting”) and at any adjournment, continuation or postponement of the Annual Meeting for the purposes set forth in this proxy statement for our 2014 Annual Meeting of Stockholders (the “Proxy Statement”) and the accompanying Notice of 2014 Annual Meeting of Stockholders. The Annual Meeting will be held at 2:00 p.m. Pacific Time on May 29, 2014 at The City Club of San Francisco, 155 Sansome Street, 9th Floor, San Francisco, CA 94104. On or about April 16, 2014, we mailed our stockholders a Notice of Internet Availability of Proxy Materials containing instructions on how to access our Proxy Statement and our 2013 Annual Report on Form 10-K (“2013 Annual Report”).

In this Proxy Statement the terms “Xoom,” “the company,” “we,” “us,” and “our” refer to Xoom Corporation and its subsidiaries. The mailing address of our principal executive offices is Xoom Corporation, 100 Bush Street, Suite 300, San Francisco, CA 94104.

Record Date	April 4, 2014.

Quorum	A majority of the shares of all issued and outstanding stock entitled to vote on the Record Date must be present in person or represented by proxy to constitute a quorum.

Shares Outstanding	37,985,024 shares of common stock outstanding as of April 4, 2014.

Voting	There are four ways a stockholder of record can vote:

(1)    by Internet at www.proxyvote.com 24 hours a day, seven days a week, until 11:59 p.m. Eastern Time on May 28, 2014 (have your proxy card in hand when you visit the website);

We encourage you to vote this way as it is the most cost-effective method;

(2) by toll-free telephone at 1-800-690-6903, until 11:59 p.m. Eastern Time on May 28, 2014 (have your proxy card in hand when you call);

(3) by completing and mailing your proxy card which must be received before the start of the Annual Meeting; or

(4) by written ballot at the Annual Meeting.

In order to be counted, proxies submitted by telephone or Internet must be received by 11:59 p.m. Eastern Time on May 28, 2014. Proxies submitted by U.S. mail must be received before the start of the Annual Meeting.

If you hold your shares through a bank or broker, please follow their instructions.

Revoking Your Proxy	Stockholders of record may revoke their proxies by attending the Annual Meeting and voting in person, by filing an instrument in writing revoking the proxy or by filing another duly executed proxy bearing a later date with our Secretary before the vote is counted or by voting again using the telephone or Internet before the cutoff time (your latest telephone or Internet proxy is the one that will be counted). If you hold shares through a bank or broker, you may revoke any prior voting instructions by contacting that firm.

Votes Required to Adopt Proposals	Each share of our common stock outstanding on the Record Date is entitled to one vote on any proposal presented at the Annual Meeting:

For Proposal One, the election of directors, the three nominees receiving the greatest number of votes will be elected as directors.

For Proposal Two, a majority of the votes properly cast is required to ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2014.

Effect of Abstentions and Broker Non-Votes	Votes withheld from any nominee, abstentions and “broker nonvotes” (i.e., where a broker has not received voting instructions from the beneficial owner and for which the broker does not have discretionary power to vote on a particular matter) are counted as present for purposes of determining the presence of a quorum. Shares voting “withheld” have no effect on the election of directors. Abstentions have no effect on the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2014.

Under the rules that govern brokers holding shares for their customers, brokers who do not receive voting instructions from their customers have the discretion to vote uninstructed shares on routine matters, but do not have discretion to vote such uninstructed shares on non-routine matters. Only Proposal Two, the ratification of the appointment of KPMG LLP, is considered a routine matter where brokers are permitted to vote shares held by them without instruction. If your shares are held through a broker, those shares will not be voted in the election of directors unless you affirmatively provide the broker instructions on how to vote.

Voting Instructions	If you complete and submit your proxy voting instructions, the persons named as proxies will follow your instructions. If you submit proxy voting instructions but do not direct how your shares should be voted on each item, the persons named as proxies will vote “FOR” the election of the nominees for director and “FOR” the ratification of the appointment of KPMG LLP as our independent registered public accounting firm. The persons named as proxies will vote on any other matters properly presented at the Annual Meeting in accordance with their best judgment, although we have not received timely notice of any other matters that may be properly presented for voting at the Annual Meeting.

Voting Results	We will announce preliminary results at the Annual Meeting. We will report final results by filing a Form 8-K within four business days after the Annual Meeting. If final results are not available at that time, we will provide preliminary voting results in the Form 8-K and will provide the final results in an amendment to the Form 8-K as soon as they become available.

Notice of Internet Availability of Proxy Materials	In accordance with the rules of the Securities and Exchange Commission (the “SEC”), we have elected to furnish our proxy materials, including this Proxy Statement and our 2013 Annual Report, primarily via the Internet. On or about April 16, 2014, we mailed to our stockholders a “Notice of Internet Availability of Proxy Materials” (the “Notice”) that contains instructions on how to access our proxy materials on the Internet, how to vote at the meeting, and how to request printed copies of the proxy materials and 2013 Annual Report. Stockholders may request to receive all future proxy materials in printed form by mail or electronically by e-mail by following the instructions contained in the Notice. We encourage stockholders to take advantage of the availability of the proxy materials on the Internet to help reduce the environmental impact of our annual meetings.

Additional Solicitation/Costs	We are paying for the distribution of the proxy materials and solicitation of the proxies. As part of this process, we reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to our stockholders. Proxy solicitation expenses that we will pay include those for preparation, mailing, returning and tabulating the Notice and proxies. Our directors, officers and employees may also solicit proxies on our behalf in person, by telephone, email or facsimile, but they do not receive additional compensation for providing those services.

Householding	If you are a beneficial owner of our common stock and you receive your proxy materials through Broadridge Financial Solutions, Inc. (“Broadridge”) or another intermediary (e.g., your bank or broker), and there are multiple beneficial owners at the same address, you may receive fewer Notices or fewer paper copies of the Proxy Statement and the 2013 Annual Report than the number of beneficial owners at that address. Under a procedure called “householding,” the rules of the SEC permit Broadridge and other intermediaries to deliver only one Notice, Proxy Statement and 2013 Annual Report to multiple beneficial owners sharing an address, unless we receive contrary instructions from any beneficial owner at the same address.

If you receive your proxy materials through Broadridge or another intermediary and (1) you currently receive only one copy of the proxy materials at a shared address but you wish to receive an additional copy of this Proxy Statement and the 2013 Annual Report, or any future proxy statement or annual report or (2) you share an address with other beneficial owners who also receive their separate proxy materials through Broadridge or another intermediary and you wish to request delivery of a single copy of any future proxy statement or annual report to the shared address in the future, please either notify your bank or broker, or contact Broadridge. You may contact Broadridge either by calling toll-free at 1-800-542-1061, or by writing to Broadridge, Householding Department, 51 Mercedes Way, Edgewood, NY 11717. Individuals who request removal from the householding program will be removed within 30 days of their response, following which they will receive an individual copy of our disclosure documents, if a hard copy of such disclosure documents is requested.

PROPOSAL ONE:

ELECTION OF DIRECTORS

Number of Directors; Board Structure

Our Board is divided into three staggered classes of directors as nearly equal in number as possible. One class is elected each year at the annual meeting of stockholders for a term of three years. The term of the Class I directors expires at the Annual Meeting. The term of the Class II directors expires at the 2015 annual meeting and the term of the Class III directors expires at the 2016 annual meeting. After the initial terms expire, directors are expected to be elected to hold office for a three-year term or until the election and qualification of their successors in office, subject to their earlier resignation or removal.

Nominees

Our Board has nominated Messrs. Roelof Frederik Botha, John Kunze and Keith Rabois for election as Class I directors to hold office until the 2017 annual meeting of stockholders or until their successors are duly elected and qualified, subject to their earlier resignation or removal. Each of the nominees is a current member of our Board and has consented to serve if elected.

Unless you direct otherwise through your proxy voting instructions, the persons named as proxies will vote all proxies received “FOR” the election of each nominee. In the event that any nominee is unable or unwilling to serve at the time of the Annual Meeting, the persons named as proxies may vote for a substitute nominee chosen by the present Board. In the alternative, the proxies may vote only for the remaining nominees, which would leave a vacancy on the Board. The Board may fill such vacancy at a later date or reduce the size of the Board. We have no reason to believe that any of the nominees will be unwilling or unable to serve if elected as a director.

Recommendation of the Board

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION OF EACH OF THE NOMINEES.

The biographies of each of the nominees, continuing directors and executive officers below contain information regarding each such person’s service as a director, business experience, director positions held currently or at any time during the last five years and the experiences, qualifications, attributes or skills that caused our Board to determine that the person should serve as a director of our company. In addition to the information presented below regarding each nominee’s and continuing director’s specific experience, qualifications, attributes and skills that led the Board to the conclusion that he or she should serve as a director, we also believe that each of our directors has a reputation for integrity, honesty and adherence to high ethical standards. Each of our directors has demonstrated business acumen and an ability to exercise sound judgment, as well as a commitment of service to our company and our Board. Finally, we value our directors’ experience in relevant areas of business management and on other boards of directors and board committees.

Our corporate governance guidelines also dictate that a majority of the Board be comprised of independent directors whom the Board has determined have no material relationship with the company and who are otherwise “independent” directors under the published listing requirements of the NASDAQ Stock Market (“NASDAQ”).

Executive Officers and Directors

The following table sets forth information regarding our directors and executive officers, including their ages, as of April 4, 2014:

Name	Age	Positions and Offices Held with the Company
John Kunze	51	President, Chief Executive Officer and Director
Ryno Blignaut	41	Chief Financial Officer and Chief Risk Officer
Julian King	44	Senior Vice President of Marketing and Corporate Development
Christopher G. Ferro	43	Vice President of Legal and Compliance, Secretary, General Counsel and Chief Compliance Officer
Roelof Frederik Botha	40	Director
Alison Davis	52	Director
Murray J. Demo	52	Director
Kevin E. Hartz	44	Director
C. Richard Kramlich	78	Director
Anne Mitchell	41	Director
Keith Rabois	45	Director
Matthew Roberts	45	Director

Information Concerning Nominees for Election for a Three-Year Term Ending at the 2017 Annual Meeting

Roelof Frederik Botha. Roelof Frederik Botha has served as a director of Xoom since May 2005. Mr. Botha has been with Sequoia Capital, a venture capital firm, since 2003, and has been a Managing Member of Sequoia Capital Operations, LLC since 2007. From 2000 to 2003, Mr. Botha served in a number of roles at PayPal, Inc., most recently as the Chief Financial Officer. Mr. Botha currently serves as a director of several private companies. Mr. Botha holds a Bachelor of Science degree in Actuarial Science, Economics and Statistics from the University of Cape Town and a Master of Business Administration degree from the Stanford Graduate School of Business.

The Board believes that Mr. Botha is qualified to serve as a director based on his financial and managerial experience, including his service as Chief Financial Officer of a publicly-traded company, and his service on other private company boards of directors.

John Kunze. John Kunze has been our President and Chief Executive Officer since July 2006 and a director since March 2004. From August 1998 to October 2005, Mr. Kunze was the President, Chief Executive Officer and a director of Plumtree Software, Inc. (acquired by BEA Systems, Inc.), a provider of enterprise software solutions. From 1985 to 1998, Mr. Kunze worked at Adobe Systems Incorporated, a digital media solutions company, in a variety of product roles. Mr. Kunze holds a Bachelor of Arts degree in Economics from Franklin & Marshall College.

The Board believes that Mr. Kunze is qualified to serve as a director based on his extensive background in business management, his role as our President and Chief Executive Officer and his prior service on the board of Plumtree Software, Inc., a publicly-held company.

Keith Rabois. Keith Rabois has served as a director of Xoom since June 2003. Mr. Rabois has been a partner at Khosla Ventures, a venture capital firm, since March 2013. From August 2010 to January 2013, Mr. Rabois served as Chief Operating Officer at Square, Inc., a mobile payment processing company. From May 2007 to August 2010, Mr. Rabois served as Executive Vice President of Strategy and Business Development of Slide, Inc. (acquired by Google Inc.), a social entertainment applications publishing company. Mr. Rabois was Vice President of Business & Corporate Development for LinkedIn Corporation, a social networking company, from January 2005 to May 2007. From 2005 to 2014, Mr. Rabois served on the board of directors of Yelp, Inc., an online review company. Mr. Rabois holds a Bachelor of Arts degree in Political Science from Stanford University and a Juris Doctor from Harvard Law School.

The Board believes that Mr. Rabois is qualified to serve as a director based on his managerial and industry experience and his experience as a director of a publicly-traded company.

Information Concerning Directors Continuing in Office Until the 2015 Annual Meeting

Murray J. Demo. Murray J. Demo has served as a director of Xoom since May 2012. Mr. Demo served as the Executive Vice President and Chief Financial Officer of Dolby Laboratories, Inc., a publicly-traded entertainment technology company, from May 2009 to June 2012. From September 2007 to June 2008, Mr. Demo served as Executive Vice President and Chief Financial Officer of LiveOps, Inc., a privately held on-demand contact center software and call center outsourcing company. Mr. Demo served as Executive Vice President and Chief Financial Officer of Postini, Inc., an on-demand communication security software company, from May 2007 until it was acquired by Google Inc. in September 2007. From 1996 to 2006, Mr. Demo served in a number of roles at Adobe Systems Incorporated, most recently as Executive Vice President and Chief Financial Officer. Mr. Demo currently serves as a director of Citrix Systems, Inc., a large multinational publicly-traded software company, and as a director of two private companies. Mr. Demo holds a Bachelor of Arts degree in Business Economics from the University of California, Santa Barbara and a Master of Business Administration degree from Golden Gate University.

The Board believes that Mr. Demo is qualified to serve as a director based on his extensive experience with finance and accounting matters for global organizations in the technology industry, including his service as Chief Financial Officer of publicly-traded companies and as a director of one publicly-traded company.

Anne Mitchell. Anne Mitchell has served as a director of Xoom since April 2006. Ms. Mitchell is an executive coach and has been advising individuals since March 2013. From January 2010 to February 2013, Ms. Mitchell was a Venture Partner at Volition Capital LLC, a growth equity firm established by the U.S. partners of Fidelity Ventures. From 1996 to 2010, Ms. Mitchell was a partner at Fidelity Ventures, a venture capital firm. Ms. Mitchell has previously served as a director of various private companies. Ms. Mitchell holds a Bachelor of Arts in History from Harvard College.

The Board believes that Ms. Mitchell is qualified to serve as a director based on her service on other private company boards, broad industry experience and extensive experience as an investor in technology companies.

Matthew Roberts. Matthew Roberts has served as a director of Xoom since January 2012. Mr. Roberts has been the President, Chief Executive Officer and a director of OpenTable, Inc., a publicly-traded online restaurant reservation company, since June 2011. From June 2005 to August 2011, Mr. Roberts served as OpenTable, Inc.’s Chief Financial Officer. From January 1999 to May 2005, Mr. Roberts served in a number of roles at E-LOAN, Inc., a loan provider, most recently as Chief Financial Officer. Mr. Roberts currently serves as a director of a private company. Mr. Roberts is a Certified Public Accountant (inactive status) and holds a Bachelor of Science degree in Accounting from Santa Clara University.

The Board believes that Mr. Roberts is qualified to serve as a director based on his extensive experience with finance and accounting matters in the technology industry, including the experience that he has gained in his roles as Chief Executive Officer and Chief Financial Officer of a publicly-traded company.

Information Concerning Directors Continuing in Office Until the 2016 Annual Meeting

Alison Davis. Alison Davis has served as a director of Xoom since February 2010. Ms. Davis has been the Managing Partner of Fifth Era Financial LLC, an investor in, and incubator of, early stage technology enabled companies, since January 2011. From April 2004 to December 2010, Ms. Davis was a Managing Partner at Belvedere Capital Partners II LLC, a private equity firm and bank holding company focused on buyouts of banks and other financial services companies. From 2000 to 2003, Ms. Davis was the Chief Financial Officer and Global Management Committee Member for Barclays Global Investors, a money management firm. Ms. Davis currently serves as a director of the Royal Bank of Scotland plc, an international bank, Unisys Corporation, a global information technology services and software company, and Diamond Foods, Inc., a food company, and as a director of a private company. From November 2007 to April 2011, Ms. Davis served as a director of LECG Corporation, a global expert services and consulting firm. From June 2010 to June 2011, Ms. Davis served as a director of City National Bank which provides banking, investment and trust services. Ms. Davis received a Bachelor of Arts and a Masters degree in Economics from Cambridge University in England and a Masters in Business Administration from the Stanford Graduate School of Business.

The Board believes that Ms. Davis is qualified to serve a director based on her service on other public and private company boards, financial leadership experience and SEC reporting and compliance expertise.

Kevin E. Hartz. Kevin E. Hartz has served as a director of Xoom since June 2001. Mr. Hartz has been the Co-Founder and Chief Executive Officer of Eventbrite, Inc., an online event registration service, since October 2005 and currently serves as a director of Eventbrite, Inc. Mr. Hartz also serves as a director of another private company. Mr. Hartz co-founded Xoom in 2001 and served as our Chief Executive Officer from June 2001 to October 2005. Mr. Hartz holds a Bachelor of Arts and Science degree in History and Applied Earth Science from Stanford University and a Masters of Studies degree in British History from Oxford University.

The Board believes that Mr. Hartz is qualified to serve as a director based on his service on the boards of directors of two private companies, his experience as Chief Executive Officer of Eventbrite, Inc., as co-founder and former Chief Executive Officer of Xoom and his experience in the technology industry.

C. Richard Kramlich. C. Richard Kramlich has served as a director of Xoom since April 2005. Mr. Kramlich is a co-founder of New Enterprise Associates, a venture capital firm, where he served as a General Partner from its formation in 1978 through December 2012. Mr. Kramlich currently serves as Chairman of the NEA Management Company, Chairman and Co-Founder of KIC Co-Invest, LLC and as a member of the board of directors of Zhone Technologies, Inc., a telecommunications equipment company, SVB Financial Group, a financial services company, Sierra Monitor Corporation, an electronic safety equipment manufacturer, and as a director of numerous private companies. From 1997 to 2011, Mr. Kramlich served as a director of Financial Engines, Inc., a portfolio management services firm. Mr. Kramlich holds a Bachelor of Science degree in History from Northwestern University and a Master of Business Administration degree from Harvard Business School.

The Board believes that Mr. Kramlich is qualified to serve as a director based on his significant experience in the venture capital industry analyzing, investing in and serving on the boards of directors of global technology companies and his tenure with Xoom.

Information Concerning Executive Officers

In addition to Mr. John Kunze, our President and Chief Executive Officer, who also serves as a director, our executive officers as of April 4, 2014 were:

Ryno Blignaut. Ryno Blignaut has been our Chief Financial Officer since March 2008 and Chief Risk Officer since August 2012. Prior to that, he served as our acting Chief Financial Officer from August 2006 to March 2008, and Vice President of Finance from October 2005 to August 2006. From July 2003 to April 2005, and from June 2001 to August 2002, Mr. Blignaut worked as a consultant in financial regulation with RSM Robson Rhodes LLP (acquired by Grant Thornton LLP), an accounting firm. From September 2002 to February 2003, Mr. Blignaut served as Head of Finance for PayPal UK, an online payment company, in the United Kingdom. Mr. Blignaut has been a member of the South African Institute of Chartered Accountants since 1998 and holds a Bachelor of Commerce with Honors degree in Accounting from the University of Stellenbosch, South Africa.

Julian King. Julian King has been our Senior Vice President of Marketing and Corporate Development since May 2007. Prior to that, he served as our Senior Vice President of Marketing and Products from August 2005 to May 2007. From 2002 to 2005, Mr. King was Vice President of Marketing and Products of the PeoplePC business at EarthLink, Inc., an information technology services, network and communications provider. From 2000 to 2002, Mr. King served as Director of Marketing and most recently as Vice President of Marketing and Products at PeoplePC, Inc., an Internet service provider (acquired by Earthlink). From 1992 to 2000, Mr. King served in a number of roles at The Procter & Gamble Company, a multinational consumer goods company, most recently as Marketing Director. Mr. King holds a Bachelor of Science degree in Chemical Engineering from the Massachusetts Institute of Technology.

Christopher G. Ferro. Christopher G. Ferro has been our Vice President of Legal and Compliance, Secretary, General Counsel and Chief Compliance Officer since January 2008. From August 2001 to January 2008, Mr. Ferro was Senior Counsel at PayPal, Inc. From 1999 to 2001, Mr. Ferro practiced law at Davis & Gilbert LLP, a law firm in New York City. From 1996 to 1999, Mr. Ferro practiced law at Rosenman & Colin LLP, a law firm in New York City. He received his Bachelor of Arts degree in History from Stanford University and his Juris Doctor from Georgetown University Law Center.

CORPORATE GOVERNANCE

Our Board, which is elected by our stockholders, is responsible for directing and overseeing our business and affairs. In carrying out its responsibilities, the Board selects and monitors our top management, provides oversight of our financial reporting processes and determines and implements our corporate governance policies.

Our Board and management are committed to good corporate governance to ensure that we are managed for the long-term benefit of our stockholders, and we have a variety of policies and procedures to promote such goals. To that end, during the past year, our management periodically reviewed our corporate governance policies and practices to ensure that they remain consistent with the requirements of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), SEC rules and the listing standards of NASDAQ.

Besides verifying the independence of the members of our Board and committees (which is discussed in the section titled “Independence of the Board of Directors” below), at the direction of our Board, we also:

•	Intend to periodically review and make necessary changes to the charters for our audit, compensation and nominating and corporate governance committees;

•	Have established disclosures control policies and procedures in accordance with the requirements of the Sarbanes-Oxley Act and the rules and regulations of the SEC;

•	Have a procedure for receipt and treatment of anonymous and confidential complaints or concerns regarding audit or accounting matters in place; and

•	Have a code of business conduct and ethics that applies to our officers, directors and employees.

In addition, we have adopted a set of corporate governance guidelines. The nominating and corporate governance committee is responsible for reviewing our corporate governance guidelines from time to time and reporting and making recommendations to the Board concerning corporate governance matters. Our corporate governance guidelines address such matters as:

•	Director Independence - Independent directors must constitute at least a majority of our Board;

•	Monitoring Board Effectiveness - The Board must conduct an annual self-evaluation of the Board and its committees;

•	Board Access to Independent Advisors - Our Board as a whole, and each of its committees separately, have authority to retain independent consultants, counselors or advisors as each deems necessary or appropriate; and

•	Board Committees - All members of the audit, compensation and nominating and corporate governance committees are independent in accordance with applicable NASDAQ criteria.

Meetings of the Board of Directors

Our Board held four meetings in fiscal year 2013. Each director attended at least 75% of all meetings of the Board and the committees on which they served that were held during fiscal year 2013. Under our corporate governance guidelines, directors are expected to be active and engaged in discharging their duties and to keep themselves informed about our business and operations. Directors are encouraged to attend our annual meeting of stockholders, and are expected to attend all meetings of the Board and all meetings of the committees on which they serve.

Code of Business Conduct and Ethics

We have adopted a code of business conduct and ethics that applies to all of our directors, officers and employees, including our Chief Executive Officer (“CEO”), principal financial officer and principal accounting officer. During fiscal year 2013, no waivers were granted from any provision of the code of business conduct and ethics.

A copy of our code of business conduct and ethics is available on our Internet website at http://ir.xoom.com/corporate-governance.cfm and may also be obtained without charge by contacting our Corporate Secretary at Xoom Corporation, 100 Bush Street, Suite 300, San Francisco, CA 94104. We intend to post any amendments to or waivers from our code of business conduct and ethics (to the extent applicable to our CEO, principal financial officer or principal accounting officer) on our website.

Independence of the Board of Directors

Consistent with our corporate governance guidelines and applicable SEC and NASDAQ rules and regulations, our Board has determined that, as of the date of this Proxy Statement, eight out of the nine members of our Board are “independent,” with the one non-independent member being John Kunze, our President and Chief Executive Officer. In addition, all members of the audit, compensation and nominating and corporate governance committees are “independent.”

Structure of the Board of Directors

The positions of CEO and Board Chairperson are separated. The Board believes that separating these roles provides the right foundation to pursue strategic and operational objectives while maintaining effective oversight and objective evaluation of corporate performance. Our Board Chairperson, Roelof Frederik Botha, is independent.

Board’s Role in Risk Oversight

The Board’s role in overseeing the management of our risks is conducted primarily through committees of the Board, as disclosed in the descriptions of each of the committees below and in the charters of each of the committees. The full Board (or the appropriate Board committee in the case of risks that are under the purview of a particular committee) discusses with management our major risk exposures, their potential impact on our company, and the steps we take to manage them. When a Board committee is responsible for evaluating and overseeing the management of a particular risk or risks, the chairperson of the relevant committee reports on the discussion to the full Board during the committee reports portion of the next Board meeting. This enables the Board and its committees to coordinate the risk oversight role, particularly with respect to risk interrelationships.

Risks Related to Compensation Policies and Practices

As part of its oversight function, our Board and our compensation committee in particular, along with our management team, considers potential risks when reviewing and approving various compensation plans, including executive compensation. Based on this review, our Board has concluded that such compensation plans, including executive compensation, do not encourage risk taking to a degree that is reasonably likely to have a materially adverse impact on us or our operations.

Committees of the Board of Directors

Our Board has established an audit committee, a compensation committee, a nominating and corporate governance committee and a compliance committee. The composition and responsibilities of each committee are described below. Members serve on these committees until their resignation or until otherwise determined by our Board. Each of the audit, compensation and nominating and corporate governance committees operates pursuant to a separate written charter adopted by our Board that is available to stockholders on our Internet website at http://ir.xoom.com/corporate-governance-documents.cfm.

The composition and functioning of our Board and all of our committees comply with all applicable requirements of the Sarbanes-Oxley Act, and SEC and NASDAQ rules and regulations.

Audit Committee

Our audit committee consists of Roelof Frederik Botha, Murray J. Demo and Alison Davis, with Ms. Davis chairing the audit committee. The audit committee met six times in fiscal year 2013. All members of our audit committee meet the requirements for financial literacy under the applicable rules and regulations of the SEC and NASDAQ. Our Board has determined that Ms. Davis and Messrs. Botha and Demo are “audit committee financial experts” as defined under the applicable rules of the SEC and have the requisite financial sophistication as defined under the applicable rules and regulations of NASDAQ. Ms. Davis and Messrs. Botha and Demo are independent directors as defined under the applicable rules and regulations of the SEC and NASDAQ. The audit committee operates under a written charter that satisfies the applicable standards of the SEC and NASDAQ.

The audit committee’s responsibilities, as further detailed in the charter, include:

•	appointing, approving the compensation of, and assessing the independence of our independent registered public accounting firm;

•	pre-approving auditing and permissible non-audit services, and the terms of such services, to be provided by our independent registered public accounting firm;

•	reviewing and discussing with management and the independent registered public accounting firm our annual and quarterly financial statements and related disclosures;

•	coordinating the oversight and reviewing the adequacy of our internal control over financial reporting;

•	establishing policies and procedures for the receipt and retention of accounting-related complaints and concerns; and

•	preparing the audit committee report required by SEC rules to be included in our annual proxy statement.

Compensation Committee

Our compensation committee consists of Roelof Frederik Botha, Kevin E. Hartz, C. Richard Kramlich and Matthew Roberts, with Mr. Roberts chairing the compensation committee. The compensation committee met twice in fiscal year 2013. All members of our compensation committee are independent under the applicable rules and regulations of the SEC, NASDAQ and the Internal Revenue Code of 1986, as amended, or the Code.

Our compensation committee operates under a written charter that satisfies the applicable standards of the SEC and NASDAQ.

The compensation committee’s responsibilities, as further detailed in the charter, include:

•	reviewing and approving corporate goals and objectives relevant to compensation of our CEO;

•	evaluating the performance of our CEO in light of such corporate goals and objectives and determining the compensation of our CEO;

•	determining the compensation of all our other officers and reviewing periodically the aggregate amount of compensation payable to such officers;

•	overseeing and making recommendations to the Board with respect to our incentive-based compensation and equity plans; and

•	reviewing and making recommendations to the Board with respect to director compensation.

The compensation committee has the power to delegate its authority to subcommittees, but to date has not delegated any such authority. Our compensation committee evaluates our compensation philosophy and compensation plans and arrangements as circumstances require, and, at a minimum, annually. As part of this review process, our compensation committee applies our values and objectives, while considering the compensation levels needed to ensure our compensation program remains competitive. In reviewing our compensation programs, our compensation committee may take into consideration the recommendations of our CEO (except with respect to his own compensation), as well as compensation data compiled or prepared by compensation consultants. In 2013, our compensation committee engaged Compensia, Inc. to prepare certain reports and studies on executive and director compensation, however the compensation committee did not use any such reports in its determination of our executive or director compensation that year.

Nominating and Corporate Governance Committee

Our nominating and corporate governance committee consists of Kevin E. Hartz, C. Richard Kramlich, Keith Rabois and Anne Mitchell, with Ms. Mitchell chairing the nominating and corporate governance committee. The nominating and corporate governance committee met once in fiscal year 2013. All members of our nominating and corporate governance committee are independent under the applicable rules and regulations of the SEC and NASDAQ.

The nominating and corporate governance committee’s responsibilities, as further detailed in the charter, include:

•	developing and recommending to the Board the criteria for selecting Board and committee membership;

•	establishing procedures for identifying and evaluating director candidates including nominees recommended by stockholders;

•	identifying individuals qualified to become Board members;

•	recommending to the Board the persons to be nominated for election as directors and to each of the Board’s committees;

•	developing and recommending to the Board a set of corporate governance guidelines; and

•	overseeing the evaluation of the Board, its committees and management.

Compliance Committee

Our compliance committee consists of Keith Rabois, Alison Davis, Anne Mitchell and John Kunze, with Mr. Kunze chairing the compliance committee. The compliance committee met separately once in fiscal year 2013. The compliance committee also met with the full Board at three of the four Board meetings in 2013.

The compliance committee’s responsibilities, as further detailed in the charter, include:

•	overseeing the implementation of a compliance program to ensure the company’s compliance with legal and regulatory requirements; and

•	overseeing the implementation of the company’s risk management policies.

Identifying and Evaluating Director Nominees

The Board is responsible for identifying and evaluating its own members. The Board delegates the identification and nomination process to the nominating and corporate governance committee, with the expectation that other members of the Board and management will be requested to take part in the process as appropriate.

Generally, the nominating and corporate governance committee identifies candidates for director nominees in consultation with management, through the use of search firms or other advisors, through the recommendations submitted by stockholders or through such other methods as the nominating and corporate governance committee deems to be helpful to identify candidates. Once candidates have been identified, the nominating and corporate governance committee confirms that the candidates meet all of the minimum qualifications for director nominees established by the nominating and corporate governance committee. The nominating and corporate governance committee may gather information about the candidates through interviews, detailed questionnaires, comprehensive background checks or any other means that the nominating and corporate governance committee deems to be appropriate in the evaluation process. The nominating and corporate governance committee then meets as a group to discuss and evaluate the qualities and skills of each candidate, both on an individual basis and taking into account the overall composition and needs of the Board. Based on the results of the evaluation process, the nominating and corporate governance committee recommends candidates for the Board’s approval as director nominees for election to the Board.

Minimum Qualifications

The nominating and corporate governance committee will consider, among other things, the following qualifications, skills and attributes when recommending candidates for the Board’s selection as nominees for the Board and as candidates for appointment to the Board’s committees. The nominee shall have the highest personal and professional integrity, shall have demonstrated exceptional ability and judgment, shall have sufficient time to devote to the affairs of the company, demonstrated excellence in his or her field, a history of actively contributing at board meetings to the extent such nominee serves or has previously served on other boards, and shall be most effective, in conjunction with the other nominees to the Board, in collectively serving the long-term interests of the stockholders.

In evaluating proposed director candidates, the nominating and corporate governance committee may consider, in addition to the minimum qualifications and other criteria for Board membership approved by the Board from time to time, all facts and circumstances that it deems appropriate or advisable, including, among other things, the skills of the proposed director candidate, his or her depth and breadth of professional experience or other background characteristics, whether the nominee, if elected, assists in achieving a mix of Board members that represents a diversity of background and experience, his or her independence and the needs of the Board.

Stockholder Recommendations

Stockholders may submit recommendations for director candidates to the nominating and corporate governance committee by sending the individual’s name and qualifications to our Secretary at Xoom Corporation, 100 Bush Street, Suite 300, San Francisco, CA 94104, who will forward all recommendations to the nominating and corporate governance committee. The nominating and corporate governance committee will evaluate any candidates recommended by stockholders against the same criteria and pursuant to the same policies and procedures applicable to the evaluation of candidates proposed by directors or management.

Stockholder Communications

The Board provides to every stockholder the ability to communicate with the Board, as a whole, and with individual directors on the Board through an established process for stockholder communication. For a stockholder communication directed to the Board as a whole, stockholders may send such communication to our General Counsel or Legal Department via U.S. Mail or Expedited Delivery Service to: Xoom Corporation, 100 Bush Street, Suite 300, San Francisco, CA 94104, Attn: General Counsel or Legal Department.

For a stockholder communication directed to an individual director in his or her capacity as a member of the Board, stockholders may send such communication to the attention of the individual director via U.S. Mail or Expedited Delivery Service to: Xoom Corporation, 100 Bush Street, Suite 300, San Francisco, CA 94104, Attn: [Name of Individual Director].

Stockholders may also submit communications directed to either the Board as a whole or to an individual director in his or her capacity as a member of the Board through our website, http://ir.xoom.com/contactboard.cfm . We will forward by electronic mail or U.S. Mail any such stockholder communication to each director, and the Chairperson of the Board in his or her capacity as a representative of the Board, to whom such stockholder communication is addressed to the address specified by each such director and the Chairperson of the Board as appropriate, depending on the facts and circumstances outlined in the communication. In addition, material that is unduly hostile, threatening, illegal or similarly unsuitable will be excluded with the provision that any communication that is filtered out will be made available to any non-employee director upon request.

PROPOSAL TWO:

RATIFICATION OF THE APPOINTMENT OF

OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have appointed KPMG LLP as our independent registered public accounting firm to perform the audit of our consolidated financial statements for the fiscal year ending December 31, 2014, and we are asking you and other stockholders to ratify this appointment. KPMG LLP has served as our independent registered public accounting firm since 2009.

The audit committee annually reviews the independent registered public accounting firm’s independence, including reviewing all relationships between the independent registered public accounting firm and us and any disclosed relationships or services that may impact the objectivity and independence of the independent registered public accounting firm, and the independent registered public accounting firm’s performance. As a matter of good corporate governance, the Board determined to submit to stockholders for ratification the appointment of KPMG LLP. A majority of the votes properly cast is required in order to ratify the appointment of KPMG LLP. In the event that a majority of the votes properly cast do not ratify this appointment of KPMG LLP, we will review our future appointment of KPMG LLP.

We expect that a representative of KPMG LLP will attend the Annual Meeting and the representative will have an opportunity to make a statement if he or she so chooses. The representative will also be available to respond to appropriate questions from stockholders.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

In connection with our initial public offering, we adopted a policy under which the audit committee must pre-approve all audit and permissible non-audit services to be provided by the independent registered public accounting firm. As part of its review, the audit committee also considers whether the categories of pre-approved services are consistent with the rules on accountant independence of the SEC and the Public Company Accounting Oversight Board. The audit committee pre-approved all services performed since the pre-approval policy was adopted.

Audit Fees

The following table sets forth the fees billed by KPMG LLP for audit, audit-related, tax and all other services rendered for 2013 and 2012 (in thousands):

Fee Category	2013	2012
Audit Fees	$930	$1,691
Audit-Related Fees	38	55
Tax Fees	54	20
All Other Fees	1	—

Total Fees	$1,023	$1,766

Audit Fees. Consist of aggregate fees for professional services provided in connection with the annual audit of our consolidated financial statements, the review of our quarterly condensed consolidated financial statements, services in connection with our registration statements on Form S-1 related to our initial public offering and follow-on offering, consultations on accounting matters directly related to the audit, and comfort letters, consents and assistance with and review of documents filed with the SEC.

Audit-Related Fees. Consist of aggregate fees for accounting consultations and other services that were reasonably related to the performance of audits or reviews of our consolidated financial statements and were not reported above under “Audit Fees,” including those associated with audits of our employee benefit plan and services related to a SOC 2 audit report.

Tax Fees. Consist of aggregate fees for tax compliance, tax advice and tax planning services including the review and preparation of our federal and state income tax returns.

All Other Fees. Consist of aggregate fees billed for products and services provided by the independent registered public accounting firm other than those disclosed above, which include subscription fees paid for access to online accounting research software applications and data.

Recommendation of the Board

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2014.

Report of the Audit Committee of the Board of Directors

The information contained in this audit committee report shall not be deemed to be (1) “soliciting material,” (2) “filed” with the SEC, (3) subject to Regulations 14A or 14C of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or (4) subject to the liabilities of Section 18 of the Exchange Act. No portion of this audit committee report shall be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, through any general statement incorporating by reference in its entirety the proxy statement in which this report appears, except to the extent that Xoom specifically incorporates this report or a portion of it by reference. In addition, this report shall not be deemed filed under either the Securities Act or the Exchange Act.

This report is submitted by the audit committee of the Board. The audit committee consists of the three directors whose names appear below. None of the members of the audit committee is an officer or employee of Xoom, and the Board has determined that each member of the audit committee is “independent” for audit committee purposes as that term is defined under Rule 10A-3 of the Exchange Act, and the applicable NASDAQ rules. Each member of the audit committee meets the requirements for financial literacy under the applicable rules and regulations of the SEC and NASDAQ.

The audit committee’s general role is to assist the Board in monitoring our financial reporting process and related matters. The audit committee has carried out its specific responsibilities which include appointing, approving the compensation of, and assessing the independence of our independent registered public accounting firm; pre-approving auditing and permissible non-audit services, and the terms of such services, to be provided by our independent registered public accounting firm; reviewing and discussing with management and the independent registered public accounting firm our annual and quarterly financial statements and related disclosures; coordinating the oversight and reviewing the adequacy of our internal control over financial reporting; and establishing policies and procedures for the receipt and retention of accounting-related complaints and concerns, and are more fully described in its charter which is available at http://ir.xoom.com/corporate-governance-documents.cfm.

The audit committee has reviewed the company’s consolidated financial statements for 2013 and met with management, as well as with representatives of KPMG LLP, the company’s independent registered public accounting firm, to discuss the consolidated financial statements. The audit committee also discussed with members of KPMG LLP the matters required to be discussed by Auditing Standard No. 16, “Communications with Audit Committees,” issued by the Public Company Accounting Oversight Board (“PCAOB”).

In addition, the audit committee received the written disclosures and the letter from KPMG LLP required by applicable requirements of the PCAOB regarding the independent accountant’s communications with the audit committee concerning independence, and discussed with members of KPMG LLP its independence.

Based on these discussions, the financial statement review and other matters it deemed relevant, the audit committee recommended to the Board that the company’s audited consolidated financial statements for 2013 be included in its Annual Report on Form 10-K for 2013.

Audit Committee

Alison Davis (Chairperson)
Roelof Frederik Botha
Murray J. Demo

COMPENSATION

Summary Compensation Table – 2013

The following table presents summary information regarding the total compensation awarded to, earned by, and paid to each individual who served as our CEO and the two most highly-compensated executive officers (other than the CEO) who were serving as executive officers at the end of the fiscal years ended December 31, 2012 and 2013 for services rendered in all capacities to the company for such years. These individuals are our Named Executive Officers.

Name and Principal Position	Year	Salary ($)	Option Awards ($) (1)	All Other Compensation ($)		Total ($)
John Kunze, President and Chief Executive Officer	2013	400,000	—	—		400,000
	2012	368,750	1,458,632	1,370	(2)	1,828,752
Julian King, Senior Vice President, Marketing and Corporate Development	2013	280,000	—	—		280,000
	2012	267,500	408,417	—		675,917
Ryno Blignaut, Chief Financial Officer and Chief Risk Officer	2013	280,000	—	—		280,000
	2012	265,000	408,417	—		673,417

(1)	The amounts reported in the Option Awards column represent the grant date fair value of the stock options granted to the Named Executive Officers during 2012 as computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718. Pursuant to SEC rules, these amounts exclude the impact of estimated forfeitures related to service-based vesting conditions. The assumptions used in calculating the grant date fair value of the stock options reported in the Option Awards column are set forth in note 8(d) to the consolidated financial statements in our prospectus for our follow-on public offering dated September 10, 2013, which contain our financial statements for the year ended December 31, 2012. The amounts reported in this column reflect the accounting cost for these stock options and do not correspond to the actual economic value that may be received by the Named Executive Officers for the stock options.
(2)	The amount reported in All Other Compensation column for 2012 for Mr. Kunze represents payments for certain health insurance premiums.

Outstanding Equity Awards at Fiscal Year-End Table – 2013

The following table summarizes, for each of the Named Executive Officers, the number of shares of our common stock underlying outstanding stock options held as of December 31, 2013.

Name	Number of Securities Underlying Unexercised Options (#) Exercisable (1)		Number of Securities Underlying Unexercised Options (#) Unexercisable (1)	Vesting Commencement Date	Option Exercise Price ($)	Option Expiration Date
John Kunze	1,026,500	(2)	—	7/21/2006	0.68	7/21/2016
	160,031	(2)	—	4/24/2008	1.00	4/24/2018
	312,500	(3)	—	4/20/2010	4.48	4/20/2020
	500,000	(4)	—	3/15/2012	6.84	3/15/2022
Julian King	25,000	(2)	—	5/1/2007	1.00	5/1/2017
	71,250	(2)	—	4/24/2008	1.00	4/24/2018
	162,500	(3)	—	4/20/2010	4.48	4/20/2020
	140,000	(4)	—	3/15/2012	6.84	3/15/2022
Ryno Blignaut	34,360	(2)	—	10/18/2006	0.68	10/18/2016
	49,710	(2)	—	5/1/2007	1.00	5/1/2017
	96,250	(2)	—	4/24/2008	1.00	4/24/2018
	137,500	(3)	—	4/20/2010	4.48	4/20/2020
	140,000	(4)	—	3/15/2012	6.84	3/15/2022

(1)	These stock options are immediately exercisable in full as of the date of grant, with the underlying option shares subject to a right of repurchase in favor of the company at the option exercise price. This right of repurchase lapses with respect to each stock option as described hereafter.
(2)	The right of repurchase associated with this stock option has expired. Accordingly, this stock option is fully vested.

(3)	The right of repurchase associated with these stock options expires over a five-year period at the rate of 20% of the shares of common stock underlying the options on the first anniversary of the Vesting Commencement Date and 1/60th of the shares of common stock underlying the options each month thereafter.
(4)	The right of repurchase associated with these stock options expires over a five-year period at the rate of 20% of the shares of common stock underlying the options on each yearly anniversary of the Vesting Commencement Date.

Employment Agreements and Termination of Employment Arrangements

Each of our executive officers serves at the pleasure of our Board. We initially entered into offer letters or employment agreements with each of the Named Executive Officers in connection with his employment with the company, and replaced the offer letters or employment agreements with our Named Executive Officers with new employment agreements during 2011, which were later amended and restated in 2012. With the exception of his own arrangement which was negotiated by our Board, each of these employment agreements was negotiated on our behalf by our CEO, with the oversight and approval of our Board.

These agreements provide for “at will” employment and set forth the terms and conditions of employment of each Named Executive Officer, including base salary, target annual bonus opportunity and standard employee benefit plan participation. Each Named Executive Officer has also entered into our standard confidential information and invention assignment agreement.

These agreements also contain provisions that provide for certain payments and benefits in the event of a termination of employment, including an involuntary termination of employment following a change in control of the company. In addition, the Named Executive Officers may be entitled to accelerated vesting of certain of their outstanding and unvested awards in certain circumstances.

Involuntary Termination of Employment

Pursuant to their employment agreements, each Named Executive Officer is eligible to receive certain payments and benefits in the event his employment is terminated by the company without “cause” (as defined in his employment agreement) or in the event he terminates his employment with “good reason” (as defined in his employment agreement). In addition to his accrued benefits (consisting of unpaid expense reimbursements, accrued but unused vacation to the extent such payment is required by law or company policy, any vested benefits that he may have under any of our employee benefit plans and any earned but unpaid base salary payable through the date of termination), upon the timely execution of a fully effective general release of claims in favor of the company, each Named Executive Officer is eligible to receive the following payments and benefits:

•	a lump-sum cash severance payment equal to 6 months (12 months in the case of Mr. Kunze) of his base salary; and

•	if the Named Executive Officer was participating in a cash bonus plan at the time of such termination, a pro rata portion of the cash bonus payable under such cash bonus plan for the year in which the termination of employment occurs, based on the number of days in such year completed prior to the date of termination and determined assuming that all applicable performance targets are attained at the 100% level.

Change in Control of the Company

Pursuant to their employment agreements, in the event of a “change in control” of the company (as defined in their employment agreements), 25%, in the case of Mr. Kunze, or 100%, in the case of Messrs. King and Blignaut of the total number of shares of our common stock subject to outstanding and unvested stock options granted to such Named Executive Officers prior to March 22, 2012 will immediately accelerate, vest and become fully exercisable or non-forfeitable as of the effective date of the change in control.

Involuntary Termination of Employment in Connection with a Change in Control of the Company

Pursuant to their employment agreements, the remaining portion of any outstanding and unvested equity awards will continue to vest and become exercisable in accordance with their original vesting schedule following a change in control; provided, however, that any unvested portion of such outstanding stock options and other stock-based awards will immediately accelerate, vest, and become fully exercisable or non-forfeitable if, within 12 months after the change in control of the company:

•	the Named Executive Officer’s employment is terminated by the company without “cause” (as defined in his employment agreement); or

•	the Named Executive Officer terminates his employment with “good reason” (as defined in his employment agreement).

In addition, each Named Executive Officer is also eligible to receive the cash payments and benefits described above under “Involuntary Termination of Employment,” in the event of an involuntary termination of their employment following a change in control of the company, plus an additional lump sum payment of 6 months of his base salary (12 months in the case of Mr. Kunze) for a total of 12 months of base salary (24 months in the case of Mr. Kunze).

Excise Tax Considerations

The payments and benefits provided under the employment agreements of the Named Executive Officers in connection with a change in control of the company may be subject to an excise tax under Section 4999 of the Internal Revenue Code of 1986, as amended, or the Code. These payments and benefits also may not be eligible for a federal income tax deduction pursuant to Section 280G of the Code. If any of these payments or benefits are subject to such excise taxes, they will be reduced (but not below zero) to the extent necessary so that the sum of all payments and benefits will not trigger such excise tax, if such reduction would result in a better net after-tax benefit to the affected Named Executive Officer.

Definitions

For purposes of the employment agreements, “cause” means:

•	conduct by an executive officer constituting a material act of misconduct in connection with the performance of his duties, including, without limitation, misappropriation of funds or property of the company or any of its subsidiaries or affiliates other than the occasional, customary, or de minimis use of company property for personal purposes;

•	the commission by an executive officer of any felony or a misdemeanor involving moral turpitude, deceit, dishonesty or fraud;

•	continued non-performance by an executive officer of his duties under the employment agreement (other than by reason of the executive officer’s physical or mental illness, incapacity, or disability) that has continued for more than 30 days following written notice from the company of such non-performance;

•	a breach by an executive officer of any of the provisions of the employment agreement, or our proprietary information agreement, or the nondisclosure agreement;

•	a material violation by an executive officer of our written employment policies;

•	acceptance of a position with a competitive entity; or

•	failure to cooperate with a bona fide internal investigation or an investigation by regulatory or law enforcement authorities, after being instructed by the company to cooperate, or the willful destruction or failure to preserve documents or other materials known to be relevant to such investigation or the inducement of others to fail to cooperate or to produce documents or other materials in connection with such investigation.

For purposes of the employment agreements, “good reason” means the failure of the company to cure any of the following events within 30 days after receiving written notice from the executive officer:

•	a demotion or any material diminution of an executive officer’s position, authority, duties, or responsibilities and that will include (but not be limited to) the executive officer’s having a position, authority, duties or responsibilities after a change in control of the company with respect to a division or line of business, rather than a substantially comparable position, authority, duties, or responsibilities with respect to our successor or acquirer;

•	a requirement that an executive officer report to work more than 30 miles from our existing headquarters (not including normal business travel required by the executive officer’s position and that is substantially comparable to the business travel historically required of the executive officer);

•	a material reduction in an executive officer’s base salary, bonus opportunity or benefits, except for an across-the-board reduction affecting all or substantially all senior executives of the company and that is implemented before a change in control of the company occurs; or

•	the material breach of the employment agreement by the company.

For purposes of the employment agreements, a “change in control” of the company means the consummation of any of the following:

•	the sale of all or substantially all of the assets of the company on a consolidated basis to an unrelated person or entity;

•	a merger, reorganization, or consolidation involving the company in which the shares of voting stock outstanding immediately prior to such transaction represent or are converted into or exchanged for securities of the surviving or resulting entity immediately upon completion of such transaction that represent less than 50% of the outstanding voting power of such surviving or resulting entity;

•	the acquisition of all or a majority of the outstanding voting stock of the company in a single transaction or a series of related transactions by a person or group of persons; or

•	any other acquisition of the business of the company, as determined by the Board.

Senior Executive Incentive Bonus Plan

In December 2012, our Board adopted the Senior Executive Cash Incentive Bonus Plan (the “Bonus Plan”). In the event the compensation committee decides in the future to implement a cash bonus program for certain key executive officers, including the Named Executive Officers, it will do so under the terms and conditions of the Bonus Plan. The compensation committee did not implement any cash bonus programs in 2013 and we therefore did not make any awards under the Bonus Plan in 2013. The compensation committee does not currently intend to implement a cash bonus program for 2014.

Section 401(k) Plan

We maintain a tax-qualified retirement plan that provides eligible employees with an opportunity to save for retirement on a tax-advantaged basis. All participants’ interests in their contributions are 100% vested when contributed. Historically, we have not made any matching contributions to the Section 401(k) plan. Pre-tax contributions are allocated to each participant’s individual account and are then invested in selected investment alternatives according to the participants’ directions. The retirement plan is intended to qualify under Sections 401(a) and 501(a) of the Code.

Director Compensation

The following table presents the total compensation for each person who served as a non-employee member of our Board during 2013. Other than as set forth in the table and described more fully below, we did not pay any compensation, reimburse any expense of, make any equity awards or non-equity awards to, or pay any other compensation to any of the other non-employee members of our Board in 2013. Mr. Kunze, who is our President and CEO, receives no compensation for his service as a director and, consequently, is not included in this table. The compensation received by Mr. Kunze as an employee of the company is presented in “Summary Compensation Table.”

Director Compensation Table — 2013

Director Name	Fees Earned or Paid in Cash ($)		Option Awards ($) (1) (2)	Total ($)
Roelof Frederik Botha	48,500	(3)	179,996	228,496
Alison Davis	42,500		179,996	222,496
Murray J. Demo	30,000		179,996	209,996
Kevin E. Hartz	31,000		179,996	210,996
C. Richard Kramlich	31,000	(3)	179,996	210,996
Anne Mitchell	32,500	(3)	179,996	212,496
Keith Rabois	30,000		179,996	209,996
Matthew Roberts	35,000		179,996	214,996

(1)

The amounts reported in the Option Awards column represent the grant date fair value of the stock options granted to the non-employee members of our Board during 2013 as computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718. Pursuant to SEC rules, these amounts exclude the impact of estimated forfeitures related to service-based vesting conditions. The assumptions used in calculating the grant date fair value of the stock options reported in the Option Awards column are set forth in note 9(c) to the consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2013. The amounts reported in this column reflect the accounting cost for these stock options and do not correspond to the actual economic value that may be received by the non-employee members of our Board for the stock options. On July 18, 2013, pursuant to our director retainer policy, each non-employee director was granted an option to purchase 16,090 shares of our stock under our 2012 Stock Option and Incentive Plan, with an exercise price of $25.38 per share. These options vest in three equal annual installments on the anniversary of the date of grant, as long as the director continues to provide services as a Board member on each date, provided, however, the options will fully vest upon a change in control of the company.
(2)	As of December 31, 2013, Mr. Botha held 16,090 unexercised stock options, Ms. Davis held 109,840 unexercised stock options, Mr. Demo held 158,590 unexercised stock options, Mr. Hartz held 16,090 unexercised stock options, Ms. Mitchell held 16,090 unexercised stock options, Mr. Kramlich held 16,090 unexercised stock options, Mr. Rabois held 111,090 unexercised stock options, and Mr. Roberts held 155,411 unexercised stock options.
(3)	Mr. Botha, Mr. Kramlich and Ms. Mitchell elected to receive their cash retainer fees in the form of an unrestricted stock grant pursuant to the director retainer policy. On May 31, 2013, Mr. Botha received 2,623 unrestricted shares, Mr. Kramlich received 1,676 unrestricted shares and Ms. Mitchell received 1,757 unrestricted shares, all granted under our 2012 Stock Option and Incentive Plan and based on a per share value of $18.49, which was the average closing price over the five business days prior to the date of grant. The grant date fair value of the shares was $18.61.

Our current policy for annual cash and equity retainers for our non-employee directors is as follows:

Cash Retainer ($) (1)
Annual Retainer for Non-Employee Directors	25,000
Additional Annual Retainer for Board Chairperson	15,000
Annual Retainer for Audit Committee Chairperson	15,000
Annual Retainer for Compensation Committee Chairperson	10,000
Annual Retainer for Nominating and Corporate Governance Committee Chairperson	5,000
Annual Retainer for Compliance Committee Chairperson(2)	5,000
Annual Retainer for Audit Committee Non-Chairperson Members	5,000
Annual Retainer for Compensation Committee Non-Chairperson Members	3,500
Annual Retainer for Nominating and Corporate Governance Committee Non-Chairperson Members	2,500
Annual Retainer for Compliance Committee Non-Chairperson Members	2,500

(1)	In lieu of receiving a cash retainer, a director may elect to receive shares of common stock of the company with a fair market value equal to the cash retainer.
(2)	The current Compliance Committee Chairperson is an employee of the company so no retainer will be paid to the Chairperson at this time.

Fair Market Value on Date of Grant of Stock Options ($)
Annual Retainer for Non-Employee Directors for 2013, or the Initial Grant	180,000
Annual Retainer for Non-Employee Directors for 2014, or the Annual Grant	90,000

The Initial Grant was made to our non-employee directors in July 2013. All shares subject to an Initial Grant for a non-employee director shall vest annually over three years, provided such non-employee director continues to be a director on each such vesting date.

The Annual Grant will be made to our non-employee directors continuing to serve on our Board following the date of the annual meeting of stockholders, beginning with the annual meeting of stockholders to be held in 2014. All shares subject to an Annual Grant for a non-employee director shall vest on the one-year anniversary of the grant date, provided such non-employee director continues to be a director on such date.

Insider Trading Policy and Rule 10b5-1 Sales Plans

We have an insider trading policy that prohibits our officers, directors and certain other persons from engaging in, among other actions, short sales, hedging of stock ownership positions, and transactions involving derivative securities relating to the company’s common stock.

Our insider trading policy permits our officers, directors and certain other persons to enter into trading plans complying with Rule 10b5-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). We have been advised that Alison Davis, Murray J. Demo, Kevin E. Hartz, Ryno Blignaut, Christopher G. Ferro, Julian King and John Kunze have each entered into a trading plan in accordance with Rule 10b5-1 and our insider trading policy. Generally, under these trading plans, the individual relinquishes control over the transactions once the trading plan is put into place. Accordingly, sales under these plans may occur at any time, including possibly before, simultaneously with, or immediately after significant events involving the company.

We anticipate that, as permitted by Rule 10b5-1 and our insider trading policy, some or all of our officers, directors and employees may establish trading plans in the future. We undertake no obligation to update or revise the information provided herein, including for revision or termination of an established trading plan.

Compensation Committee Interlocks and Insider Participation

During 2013, Messrs. Roelof Frederik Botha, Kevin E. Hartz, C. Richard Kramlich and Matthew Roberts served as members of our compensation committee. No member of the compensation committee was an employee or officer of Xoom during 2013. No member of the compensation committee has been an officer of the company since 2005 or had any other relationship with us requiring disclosure herein.

During the last fiscal year, none of our executive officers served as: (1) a member of the compensation committee (or other committee of the Board performing equivalent functions or, in the absence of any such committee, the entire Board) of another entity, one of whose executive officers served on our compensation committee; (2) a director of another entity, one of whose executive officers served on our compensation committee; or (3) a member of the compensation committee (or other committee of the Board performing equivalent functions or, in the absence of any such committee, the entire Board) of another entity, one of whose executive officers served on our Board.

Report of the Compensation Committee of the Board of Directors

The information contained in this compensation committee report shall not be deemed to be (1) “soliciting material,” (2) “filed” with the SEC, (3) subject to Regulations 14A or 14C of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or (4) subject to the liabilities of Section 18 of the Exchange Act. No portion of this compensation committee report shall be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended (the “Securities Act”) or the Exchange Act, through any general statement incorporating by reference in its entirety the proxy statement in which this report appears, except to the extent that Xoom specifically incorporates this report or a portion of it by reference. In addition, this report shall not be deemed filed under either the Securities Act or the Exchange Act.

The compensation committee’s general role is to assist the Board in discharging its responsibilities relating to compensation of the company’s directors and executives and to oversee the Company’s overall compensation structure, policies and programs. The compensation committee has carried out its specific responsibilities which include reviewing and approving corporate goals and objectives relevant to compensation of our CEO; evaluating the performance of our CEO in light of such corporate goals and objectives and determining the compensation of our CEO; determining the compensation of all our other officers and reviewing periodically the aggregate amount of compensation payable to such officers; overseeing and making recommendations to the Board with respect to our incentive-based compensation and equity plans; and reviewing and making recommendations to the Board with respect to director compensation, and are more fully described in its charter which is available at http://ir.xoom.com/corporate-governance-documents.cfm.

The compensation committee has reviewed and discussed the section captioned “Compensation” with management. Based on such review and discussions, the compensation committee recommended to the Board that this “Compensation” section be included in this proxy statement for the year ended December 31, 2013.

Compensation Committee

Matthew Roberts (Chairperson)
Roelof Frederik Botha
Kevin E. Hartz
C. Richard Kramlich

SECURITY OWNERSHIP OF

CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information known to us regarding the beneficial ownership of our common stock as of February 28, 2014, for:

•	each person known by us to be the beneficial owner of more than 5% of our common stock;

•	our Named Executive Officers;

•	each of our directors and director nominees; and

•	all executive officers and directors as a group.

Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Except as noted by footnote, and subject to community property laws where applicable, we believe, based on the information provided to us, that the persons and entities named in the table below have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them.

The table lists applicable percentage ownership based on 37,865,796 shares of common stock outstanding as of February 28, 2014. Options to purchase shares of our common stock that are exercisable within 60 days of February 28, 2014, are deemed to be beneficially owned by the persons holding these options for the purpose of computing percentage ownership of that person, but are not treated as outstanding for the purpose of computing any other person’s ownership percentage. Unless otherwise indicated, the address for each beneficial owner is c/o Xoom Corporation, 100 Bush Street, Suite 300, San Francisco, CA 94104.

	Shares Beneficially Owned
Name of Beneficial Owner	Number of Shares of Common Stock	Percent of Class (%)
5% Stockholders:
Entities Affiliated with Sequoia Capital(1)	5,741,552	15.2
Entities Affiliated with T. Rowe Price(2)	6,350,070	16.8
Directors and Executive Officers:
John Kunze(3)	1,897,031	4.8
Ryno Blignaut(4)	443,139	1.2
Julian King(5)	368,312	1.0
Roelof Frederik Botha	2,623	*
Alison Davis(6)	88,750	*
Murray J. Demo(7)	142,500	*
Kevin E. Hartz(8)	1,181,271	3.1
C. Richard Kramlich	52,211	*
Anne Mitchell	1,757	*
Keith Rabois(9)	95,500	*
Matthew Roberts(10)	139,321	*
All directors and executive officers as a group (12 persons) (11)	4,667,914	11.3

*	Represents beneficial ownership of less than 1% of the shares of common stock.
(1)	Includes (i) 5,036,306 shares held by Sequoia Capital XI, LP (ii) 545,439 shares held by Sequoia Capital XI Principals Fund, LLC and (iii) 159,807 shares held by Sequoia Technology Partners XI, LP (collectively, the Sequoia Capital Funds). SC XI Management, LLC is the general partner of Sequoia Capital XI, LP and Sequoia Technology Partners XI, LP and is the managing member of Sequoia Capital XI Principals Fund, LLC. The managing members of SC XI Management, LLC are Michael Goguen, Douglas Leone, and Michael Moritz. As a result, and by virtue of the relationships described in this footnote, each of the managing members of SC XI Management, LLC may be deemed to share beneficial ownership of the shares held by the Sequoia Capital Funds. Such individuals expressly disclaim any such beneficial ownership. The address of each of the entities identified in this footnote is 3000 Sand Hill Road, Suite 4-250, Menlo Park, California 94025.

(2)	These securities are owned by various individuals and institutional investors including certain T. Rowe Price mutual funds and institutional clients advised by T. Rowe Price Associates, Inc. (Price Associates) which held, in the aggregate 6,350,070 shares of common stock, for which Price Associates serves as an investment adviser with power to direct investments and/or sole power to vote the securities. For purposes of the reporting requirements of the Exchange Act, Price Associates may be deemed to be the beneficial owner of all of the securities listed herein; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities. T. Rowe Price Associates, Inc. is a wholly-owned subsidiary of T. Rowe Price Group, Inc., which is a publicly-traded financial services holding company. The principal address of Price Associates is 100 East Pratt Street, Baltimore, Maryland 21202.
(3)	Includes options to purchase 1,897,031 shares of common stock that are exercisable within 60 days of February 28, 2014. Mr. Kunze and Janet Kunze share dispositive power over the shares.
(4)	Includes options to purchase 443,139 shares of common stock that are exercisable within 60 days of February 28, 2014.
(5)	Includes options to purchase 368,312 shares of common stock that are exercisable within 60 days of February 28, 2014.
(6)	Includes options to purchase 88,750 shares of common stock that are exercisable within 60 days of February 28, 2014.
(7)	Includes options to purchase 142,500 shares of common stock that are exercisable within 60 days of February 28, 2014.
(8)	1,044,775 shares are held by the Hartz Family Revocable Trust (the Hartz Revocable Trust) and 136,496 shares are held by the Hartz 2008 Irrevocable Trust (the Hartz Irrevocable Trust, and together with the Hartz Revocable Trusts, the Hartz Trusts). Kevin E. Hartz, as a trustee, shares voting and dispositive power over the shares held by the Hartz Trusts.
(9)	Includes options to purchase 95,000 shares of common stock that are exercisable within 60 days of February 28, 2014.
(10)	Includes options to purchase 139,321 shares of common stock that are exercisable within 60 days of February 28, 2014. Mr. Roberts and Mary Kathryn Roberts share dispositive power over the shares.
(11)	Includes (i) 1,331,362 shares held of record by current directors and executive officers and (ii) options to purchase 3,336,552 shares of common stock that are exercisable within 60 days of February 28, 2014.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors and executive officers and persons who own more than 10% of our common stock, to file with the SEC initial reports of beneficial ownership and reports of changes in beneficial ownership. Officers, directors and greater than 10% stockholders are required by SEC regulations to furnish us with copies of all such reports.

To our knowledge, based solely on a review of the copies of such reports furnished to us, we believe that for 2013, all required reports were filed on a timely basis under Section 16(a).

RELATED PARTY TRANSACTIONS

Certain Relationships and Transactions

Other than the transactions discussed below and the compensation agreements, equity compensation policies, grants of certain equity awards and other arrangements which are discussed above in “Compensation,” in 2013, there was not, and there is not currently proposed, any transaction or series of similar transactions to which we were or will be a party for which the amount involved exceeds or will exceed $120,000 and in which any director, executive officer, holder of 5% or more of any class of our capital stock or any member of their immediate family had or will have a direct or indirect material interest.

Indemnification of Officers and Directors

We have also entered into indemnification agreements with each of our directors and executive officers. The indemnification agreements and our amended and restated certificate of incorporation and amended and restated bylaws require us to indemnify our directors and executive officers and, in certain cases, affiliates of such individuals, to the fullest extent permitted by Delaware law.

Our amended and restated certificate of incorporation and amended and restated bylaws contain provisions that limit the personal liability of our directors for monetary damages to the fullest extent permitted by Delaware law. Consequently, our directors will not be personally liable to us or our stockholders for monetary damages for any breach of fiduciary duties as directors, except liability for:

•	Any breach of the director’s duty of loyalty to us or our stockholders;

•	Any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

•	Unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law; or

•	Any transaction from which the director derived an improper personal benefit.

Our amended and restated certificate of incorporation provides that we indemnify our directors to the fullest extent permitted by Delaware law. In addition, our amended and restated bylaws provide that we indemnify our directors and officers to the fullest extent permitted by Delaware law. Our amended and restated bylaws also provide that we shall advance expenses incurred by a director or officer in advance of the final disposition of any action or proceeding, and permit us to secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions in that capacity, regardless of whether we would otherwise be permitted to indemnify him or her under the provisions of Delaware law. We have entered and expect to continue to enter into agreements to indemnify our directors, executive officers and other employees as determined by the Board. With certain exceptions, these agreements provide for indemnification for related expenses including, among others, attorneys’ fees, judgments, fines and settlement amounts incurred by any of these individuals in any action or proceeding. We believe that these bylaw provisions and indemnification agreements are necessary to attract and retain qualified persons as directors and officers. We also maintain directors’ and officers’ liability insurance.

Participation in Our Initial Public Offering and Follow-on Public Offering

T. Rowe Price Associates, Inc., one of our existing stockholders, purchased 825,000 shares of our common stock in our initial public offering and purchased 1,639,345 shares in our follow-on public offering. The underwriters received the same discount from the shares of our common stock purchased by T. Rowe Price Associates, Inc. as they did from the other shares of our common stock sold to the public in our initial public offering.

Procedures for Approval of Related Party Transactions

Our Board has adopted a written related person transaction policy, which sets forth the policies and procedures for the review and approval or ratification of related person transactions. The policy requires, among other items, that such transactions must be approved by our audit committee or another independent body of our Board. Our Board reviews and approves transactions with directors, officers and holders of 5% or more of our capital stock and their affiliates, each of whom is a related party. Prior to our Board’s consideration of a transaction with a related party, the material facts as to the related party’s relationship or interest in the transaction are disclosed to our Board, and the transaction will not be approved by our Board unless a majority of the directors who are not interested in the transaction approve the transaction.

TRANSACTION OF OTHER BUSINESS

The Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, the persons appointed in the accompanying proxy intend to vote the shares represented thereby in accordance with their best judgment on such matters, under applicable laws.

ADDITIONAL INFORMATION

Procedures for Submitting Stockholder Proposals

Requirements for Stockholder Proposals to be Brought Before the Annual Meeting. The advance notice requirements for the Annual Meeting, which is the first annual meeting following the initial public offering of our common stock, are as follows: a stockholder’s notice shall be timely if delivered to our Secretary at the address set forth above not later than the close of business on the later of the 90th day prior to the scheduled date of the Annual Meeting or the 10th day following the day on which public announcement of the date of the Annual Meeting is first made or sent by us.

Our amended and restated bylaws provide that, for nominations of persons for election to our Board or other proposals to be considered at an annual meeting of stockholders, a stockholder must give written notice to our Secretary at Xoom Corporation, 100 Bush Street, Suite 300, San Francisco, CA 94104, not later than the close of business 90 days, nor earlier than the close of business 120 days, prior to the first anniversary of the date of the preceding year’s annual meeting. Since our Annual Meeting is being held on May 29, 2014, stockholder proposals must be received by our Secretary at our principal executive offices no earlier than January 29, 2015 and no later than February 28, 2015, in order to be raised at our 2015 annual meeting of stockholders. However, the amended and restated bylaws also provide that in the event the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice must be delivered not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made. Any nomination must include all information relating to the nominee that is required to be disclosed in solicitations of proxies for election of directors in election contests or is otherwise required under Regulation 14A of the Exchange Act, the person’s written consent to be named in the proxy statement and to serve as a director if elected and such information as we might reasonably require to determine the eligibility of the person to serve as a director. As to other business, the notice must include a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting, and any material interest of such stockholder (and the beneficial owner) in the proposal. The proposal must be a proper subject for stockholder action. In addition, to make a nomination or proposal, the stockholder must be of record at the time the notice is made and must provide certain information regarding itself (and the beneficial owner), including the name and address, as they appear on our books, of the stockholder proposing such business, the number of shares of our capital stock which are, directly or indirectly, owned beneficially or of record by the stockholder proposing such business or its affiliates or associates (as defined in Rule 12b-2 promulgated under the Exchange Act) and certain additional information. You are also advised to review our amended and restated bylaws, which contain additional requirements about advance notice of stockholder proposals and director nominations.

Requirements for Stockholder Proposals to be Considered for Inclusion in the Company’s Proxy Materials. In addition to the requirements stated above, any stockholder who wishes to submit a proposal for inclusion in our proxy materials must comply with Rule 14a-8 promulgated under the Exchange Act. For such proposals to be included in our proxy materials relating to our 2015 annual meeting of stockholders, all applicable requirements of Rule 14a-8 must be satisfied and we must receive such proposals no later than December 17, 2014. Such proposals must be delivered to our Secretary, c/o Xoom Corporation, 100 Bush Street, Suite 300, San Francisco, CA 94104.

XOOM CORPORATION 100 BUSH STREET, SUITE 300 SAN FRANCISCO, CA 94104

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Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. Proxy cards submitted by mail must be received before the start of the meeting.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
M72046-P49486	KEEP THIS PORTION FOR YOUR RECORDS

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DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

XOOM CORPORATION		For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends you vote FOR the following:
1.	Election of Directors Nominees	☐	☐	☐

01) Roelof Frederik Botha 02) John Kunze 03) Keith Rabois

The Board of Directors recommends you vote FOR Proposal 2.						For	Against	Abstain
2.	To ratify the appointment of KPMG LLP as Xoom’s independent registered public accounting firm for the fiscal year ending December 31, 2014.					☐	☐	☐

NOTE: The proxies are authorized to vote on such other business as may properly come before the meeting or any adjournment, continuation or postponement thereof.

For address changes/comments, mark here. (see reverse for instructions)				☐
		Yes	No
Please indicate if you plan to attend this meeting		☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Annual Report, Notice & Proxy Statement are available at www.proxyvote.com.

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M72047-P49486

XOOM CORPORATION

Annual Meeting of Stockholders

May 29, 2014 2:00 PM

This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) John Kunze and Ryno Blignaut, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of XOOM CORPORATION that the stockholder is entitled to vote at the Annual Meeting of Stockholders to be held at 2:00 PM PDT on May 29, 2014 at The City Club of San Francisco, 155 Sansome Street, 9th Floor, San Francisco, CA 94104, and any adjournment, continuation, or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.) Continued and to be signed on reverse side